UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

MJ BIOTECH, INC.

(formerly Michael James Enterprises, Inc.)

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MJ Biotech, Inc.

760 Route 10 West, Suite 203

Whippany, New Jersey 07981

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved the amendment of the Articles of Incorporation of the Company to Change the domicile of the Company from the State of Delaware to the State of Wyoming and to increase the authorized common stock of the Company from 980,000,000 shares to 9,000,000,000 shares.

These actions were approved by written consent on June 12, 2017 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Delaware Corporation Act. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of June 12, 2017, have approved the changes to the Company’s Articles of Incorporation as being in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is expected to be first mailed to you on or about July 1, 2017.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 12, 2017, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A

DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is expected to be first mailed or furnished to stockholders on or about July 1, 2017.

MJ Biotech, Inc.

760 Route 10 West, Suite 203

Whippany, New Jersey  07981

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS

 AND NO STOCKHOLDERS' MEETING WILL BE HELD

 TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of MJ Biotech, Inc. (the "Company") as of June 12, 2017 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment of the Articles of Incorporation of the Company.

"We," "us," "our," the “Registrant” and the "Company" refers to MJ Biotech, Inc., a Delaware corporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from re-domiciling the Company from the State of Delaware to the State of Wyoming, and from the amendment to the Company’s Articles of Incorporation because it will reduce the costs to maintain the Company’s corporate status due to reduced fees and taxes, and the increase in the number of shares of common stock authorized by the Company as it will enhance shareholder value by allowing the company to acquire business assets and/or attract investors through the issuance of Common Stock or Notes convertible into Common Stock. At present the Company is looking at potential business acquisitions, however it does not have any agreements, proposals or arrangements, written or otherwise, at this time, to issue any such securities. The Company does plan on raising additional capital to advance the current operations. The increase in authorized will enable the Company to act on potential acquisition targets as well.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

CHANGE AND AMENDMENT OF ARTICLES OF INCORPORATION TO RE-DOMICILE THE COMPANY IN WYOMING AND INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 9,000,000,000.

The Board approved the increase in the amount of the authorized common stock of the Company to 9,000,000,000 shares.

PLANS, PROPOSALS OR ARRANGEMENTS TO CHANGE THE DOMOCILE OF THE COMPANY FROM DELAWARE TO WYOMING AND ISSUE NEWLY AUTHORIZED COMMON STOCK

As of the Record Date the Company, the Board of Directors believes that the stockholders of the Company will benefit from:

(i)

the change in domicile from Delaware to Wyoming benefits the Company because of the reduced costs of maintaining the Company’s corporate status on an annual basis as compared to Delaware; because Wyoming does not have a State Tax, nor a Tax on Corporate Shares. Wyoming only has a $270 annual fee, whereas Delaware would cost the Company thousands of dollars on an annual basis. Wyoming does not require a general Business License nor does it require the filing of an Annual Report as Deleware does.  Wyoming also has a continuance procedure that allows adoption of a corporation formed in another State.  There are no discernable disadvantages to the Company’s shareholders.  Shareholder rights of a Delaware Corporation and a Wyoming Corporation are similar with regard to minority shareholder rights.  For example, both states have laws to permit a shareholder to inspect the books and records of the Company and file shareholder derivative suits.  Furthermore, under certain circumstances Wyoming law permits involuntary judicial dissolutions of corporations where Delware does not, Therefore, the differences in shareholder rights of a Delaware Shareholder compared to a Wyoming Shareholder are negligible.

(ii)

an increase in the number of authorized shares of common stock is necessary because as of the Record Date the Company does not have sufficient authorized common stock to meet the required reserve levels for prior convertible financing done by the Company.  As of the Record Date there were 23,463,424 shares of common stock issued and outstanding.  As of the Record Date the Company was contractually required to have 956,536,576 shares held in reserve for holders of convertible notes.  Therefore, there are no authorized shares of common stock available to be reserved for future convertible notes and other debt financing, including the $10,000,000 equity line the Company entered into.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 980,000,000 shares of Common Stock, par value $0.0001 per share, of which 23,463,424 shares are outstanding as of June 12, 2017.  Additionally, the Company has authorized 5,000,000 Series A Preferred Stock which have voting power (2 common votes for every share of Series A Preferred Stock) of which 4,000 were issued and outstanding as of June 12, 2017; and 10,000,000 Series B Preferred Stock which have voting power (1,000 common votes for every share of Series B Preferred Stock) of which 3,790,000 were issued and outstanding as of June 12, 2017.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s voting capital stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group, all of which votes were cast in favor of the actions taken herein:

Name and Address of Voting Shareholders (1)	Number of Shares Voted	Percentage Series B	Percentage Common	Percentage Total of Voting Power (2)

James Farinella	Series B - 2,890,000	42.31%	0%	75.78%
Gina Morreale	Series B – 240,000	15.38%	0%	6.29%
Raj Pemnani	Series B – 660,000	42.31%	0%	17.31%
				%
All Votes Cast (3 person)		100%	0%	99.38%

(1)	Address of all voting shareholders is 760 Route 10, Suite 203, Whippany, New Jersey.
(2)

Percent of Class is based on 23,463,424 shares of common stock; 4,000 Shares of Series A

(which have 2 common votes per share) issued and outstanding 3,790,000 Shares of Series B

(which have 1,000 common votes per share) issued and outstanding as of June 12, 2017.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no dissenter’s right under Delaware General Corporation Law, the Company’s Articles of Incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

VOTE REQUIRED

Pursuant to the Company's By-Laws and Delaware’s General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment of the Company’s Articles of Incorporation, as of the record date, the Company had 23,463,424 of the shares of common stock that are entitled to one vote each for a total of 23,463,424 votes.  Additionally, the holders of the Series A Preferred Stock are entitled to 2 common votes for every share of Series A Preferred Stock.  As of the record date, the Company had 4,000 of the shares of Series A Preferred Stock outstanding are entitled to 8,000 votes. Additionally, the holders of the Series B Preferred Stock are entitled to 1,000 common votes for every share of Series B Preferred Stock.  As of the record date, the Company had 3,790,000 of the shares of Series B Preferred Stock are entitled to 3,790,000,000 votes. The consenting stockholders voted in favor of the Amendment described herein by written consent dated June 12, 2017. Because consenting shareholders hold 0 shares of the Company’s common stock representing 0 votes; 0 shares of the Company’s Series A Preferred stock representing 0 votes; 3,790,000 shares Series B Preferred stock representing 3,790,000,000 votes, for a total of 3,790,000,000 votes of the capital stock (which shares are equal to 99.38% of the total issued and outstanding voting capital stock on the record date), no action is needed by the minority stockholders in connection with the Amendment.

POTENTIAL  ANTI-TAKEOVER EFFECT

The proposal to increase the number of shares of Common Stock that Company will be authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 242 of the General Corporation Law, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the Amendment. The securities that are entitled to vote to approve the Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on June 12, 2017, and the holders of the issued and outstanding shares of the Company’s Series A Preferred Stock outstanding on June 12, 2017, and the holders of the issued and outstanding shares of the Company’s Series B Preferred Stock outstanding on June12, 2017, the record date for determining shareholders who are entitled to notice of, and to vote on, the proposed Amendment.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on June 12, 2017 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

As of the record date, the Company had 23,463,424 voting shares of common stock issued and outstanding. The holders of shares of common stock are entitled to one vote per share, for a total of 23,463,424 votes, on any matter to be voted upon by shareholders.

As of the record date, the Company had 4,000 voting shares of Series A Preferred Stock issued and outstanding. The holders of shares of Series A Preferred Stock are entitled to two votes per share, for a total of 8,000 votes, on any matter to be voted upon by shareholders.

As of the record date, the Company had 3,790,000 voting shares of Series B Preferred Stock issued and outstanding. The holders of shares of Series B Preferred Stock are entitled to one thousand votes per share, for a total of 3,790,000,000 votes, on any matter to be voted upon by shareholders.

Shareholders and the holders of a controlling interest equaling approximately 99.15% of the voting power of the Company, as of the record date, have consented to the proposed Amendment. The shareholders have consented to the action required to adopt the Amendment. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment of the Company's Articles of Incorporation, and of those shares, or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended December 31, 2016 and our Quarterly Report on Form 10Q for the quarter ended March 31, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: July 28, 2017

By Order of the Board of Directors

/s/ Maxine Pierson

Chief Executive Officer and Director